UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2011

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri (Address of principal executive offices)	63141 (Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 7, 2011, Isle of Capri Casinos, Inc. (the “Company”) completed the issuance and sale of $300 million in aggregate principal amount of its 7.750% Senior Notes due 2019 (the “Notes”) in a previously announced private offering.  The Notes are fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by certain of the Company’s existing and future domestic subsidiaries. The Notes were sold only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act. The Company received net proceeds of approximately $289.8 million from the sale of the Notes, after deducting discounts and selling and offering expenses payable by it. The Company intends to use the entire net proceeds from the sale of the Notes to repay term loans outstanding under its existing credit facility.

Indenture

The Notes were issued pursuant to the Indenture, dated as of March 7, 2011, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”). A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes are general senior unsecured obligations of the Company and will mature on March 15, 2019.  Interest for the Notes is payable semi-annually on March 15 and September 15, beginning September 15, 2011.  Each of the Company’s restricted subsidiaries that guarantees the Company’s existing credit facility, or any other credit facility to which the Company is a party, will guarantee the Notes, provided that such restricted subsidiary is not otherwise prohibited from guaranteeing the Notes under applicable gaming laws or by any gaming authorities. The Notes may be guaranteed by additional subsidiaries in the future under certain circumstances. These guarantees are general senior unsecured obligations of the subsidiary guarantors.

On or after March 15, 2015, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and special interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on March 15 of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2015	103.875%
2016	101.938%
2017 and thereafter	100.000%

Before March 15, 2015, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of each Note to be redeemed plus a make-whole premium together with accrued and unpaid interest. In addition, at any time prior to March 15, 2014, the Company may redeem up to 35% of the Notes with the net cash proceeds from specified equity offerings at a redemption price equal to 107.750% of the principal amount of each Note to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

The Indenture contains certain covenants, including limitations and restrictions on the Company’s ability and the ability of its restricted subsidiaries to (i) incur additional indebtedness or issue preferred stock; (ii) pay dividends or make distributions on or purchase Company equity interests; (iii) make other restricted payments or investments; (iv) redeem debt that is junior in right of payment to the Notes; (v) create liens on assets to secure debt; (vi) sell or transfer assets; (vii) enter into transactions with affiliates; and (viii) enter into mergers, consolidations, or sales of all or substantially all of the Company’s assets. As of the date of the Indenture, all of the Company’s subsidiaries other than its unrestricted subsidiaries will be restricted subsidiaries. The Company’s unrestricted subsidiaries will not be subject to any of the restrictive covenants in the Indenture. The restrictive covenants set forth in the Indenture are subject to important exceptions and qualifications.

Registration Rights Agreement

In addition, on March 7, 2011, the Company entered into a Registration Rights Agreement with the guarantors named therein and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein. A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Registration Rights Agreement, the Company will use its commercially reasonable efforts to register exchange notes having substantially identical terms as the Notes under the Securities Act as part of an offer to exchange freely tradable exchange notes for the Notes. The Company will file a registration statement for the exchange offer with the Securities and Exchange Commission (the “Commission”) within 180 days of the issue date of the Notes and will use its commercially reasonable efforts to cause that registration statement to be declared effective within 240 days of the issue date of the Notes. In certain instances, the Company may be required to file a shelf registration statement relating to resales of the Notes. The Company will pay liquidated damages in the form of additional interest on the Notes if: (i) it fails to file the required registration statement on time; (ii) the registration statement is not declared effective by the Commission on time; (iii) it does not complete the offer to exchange the Notes for the exchange notes within 30 days after the date the registration statement becomes effective; or (iv) if applicable, the shelf or exchange offer registration statement is declared effective but ceases to be effective during specified periods of time in connection with certain resales of the Notes.

If a registration default described above occurs, the annual interest rate on the Notes will increase initially by 0.25% for the first 90-day period immediately following the occurrence of such registration default. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90 day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over 7.750 percent. If the Company corrects the registration default, the accrual of such special interest will cease and the interest rate on the Notes will revert to the original level. If the Company must pay liquidated damages, it will pay them to holders in cash on the same dates that it makes other interest payments on the Notes, until it corrects the registration default.

The descriptions and provisions of the Indenture and the Registration Rights Agreement set forth above are summaries only, are not necessarily complete, and are qualified in their entirety by reference to the full and complete terms contained in the Indenture and the Registration Rights Agreement, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to purchase the Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of March 7, 2011, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee
4.2

Registration Rights Agreement, dated March 7, 2011, among the Company, the guarantors named therein and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: March 8, 2011	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of March 7, 2011, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee
4.2

Registration Rights Agreement, dated March 7, 2011, among the Company, the guarantors named therein and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein